UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)      March 31, 1999
                                                            --------------


                                 CLUBCORP, INC.
             (Exact name of registrant as specified in its charter)

  DELAWARE        33-89818, 33-96568, 333-08041, AND 333-57107     75-2626719
(State or other              (Commission                        (I.R.S. Employer
 jurisdiction of              File  Numbers)                     Identification
 incorporation)                                                  No.)


        3030 LBJ FREEWAY, SUITE 700, DALLAS, TEXAS                 75234
       (Address  of  principal  executive  offices)              (Zip Code)

       Registrant's telephone number, including area code:  (972) 243-6191

                                      NONE
          (Former name or former address, if changed since last report)

Item  2.  Acquisition  or  Disposition  of  Assets

On March 31, 1999, ClubCorp, Inc. ("ClubCorp"), through certain of its subsidiaries, along with American Golf Corporation ("AGC") and National Golf Operating Partnership, L.P. ("NGP") consummated the purchase of Meditrust Golf Group, Inc., Meditrust Golf Group II, Inc. and The Cobblestone Golf Companies, Inc. (collectively "Cobblestone") from Meditrust Corporation and Meditrust Operating Company (collectively "Meditrust") pursuant to a Stock Purchase Agreement, dated February 10, 1999, for approximately $391,000,000 in cash. This acquisition was accomplished through a two member LLC that was formed by ClubCorp and AGC for the sole purpose of acquiring Cobblestone. Upon the closing of the purchase of Cobblestone, substantially all of the assets and liabilities of Cobblestone that were acquired by the LLC were divided between certain subsidiaries of ClubCorp and NGP and transferred out of the LLC. Remaining in the LLC are two facilities to be acquired by ClubCorp and one facility to be acquired by NGP. Upon resolution of certain tax and legal issues, ClubCorp intends to transfer these two facilities out of the LLC.

As a result of these transactions, ClubCorp expects to acquire a total of 23 facilities, representing approximately 53% of the net assets of Cobblestone, for approximately $207,000,000. ClubCorp acquired eight golf and one sports facility in Texas, four golf facilities in Florida, three golf facilities in Georgia and five golf facilities in North Carolina. The two golf facilities that remain in the LLC and which ClubCorp expects to acquire are located in Texas and California.

The acquisition will be accounted for using the purchase method and closing adjustments, if any, are expected to be calculated in the second quarter of 1999 and included in the purchase price allocation. ClubCorp principally financed this acquisition with a $200,000,000 Credit Agreement with NationsBank, N.A., dated March 29, 1999.

Cobblestone was engaged in the ownership, leasing, operation and management of golf course facilities. ClubCorp is a holding company that, through its subsidiaries, owns, operates or manages country clubs, golf clubs, public golf courses, business clubs, sports clubs, resorts and certain related real estate through sole ownership, partial ownership (including joint venture interests) and management agreements. The golf courses and related assets acquired by ClubCorp were operated by Cobblestone as golf facilities. ClubCorp intends to continue such use.

Item  7.     Financial  Statements  and  Exhibits

(a)  Financial  Statements  of  Business  Acquired

It is impractical to provide the financial information specified by Regulation S-X at the time of filing this report. ClubCorp intends to file such financial information by amendment to this Form 8-K not later than June 14, 1999.

(b)  Proforma  Financial  Information

It is impractical to provide the proforma information specified by Regulation S-X at the time of filing this report. ClubCorp intends to file such proforma information by amendment to this Form 8-K not later than June 14, 1999.

(c)  Exhibits




Exhibit Number  Description
--------------  ------------

           2.1  Stock Purchase Agreement dated February 10, 1999 between
                Meditrust Corporation, Meditrust Operating Company and Golf Acquisitions,
                L.L.C.




                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLUBCORP,  INC.



By:  /s/ James P. McCoy, Jr.
     ----------------------------
     James P. McCoy, Jr.
     Executive Vice President and
     Chief Financial Officer
     (chief accounting officer)


Date:  April 12, 1999